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                      DEAN WITTER PACIFIC GROWTH FUND INC.

                           SELECTED DEALERS AGREEMENT
                           --------------------------

Gentlemen:

     DW Distributors Inc. (the "Distributor") has a distribution agreement (the "Distribution Agreement") with Dean Witter Pacific Growth Fund Inc., a Maryland corporation (the "Fund"), pursuant to which it acts as the Distributor for the sale of the Fund's shares of common stock, par value $0.01 per share (the "Shares"). Under the Distribution Agreement, the Distributor has the right to distribute Shares for resale.

     The Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended, and the Shares being offered to the public are registered under the Securities Act of 1933, as amended. You have received a copy of the Distribution Agreement between us and the Fund and reference is made herein to certain provisions of such Distribution Agreement. The terms used herein, including "Prospectus" and "Registration Statement" of the Fund and "Selected Dealer" shall have the same meaning in this Agreement as in the Distribution Agreement. As principal, we offer to sell shares to you, as a Selected Dealer, upon the following terms and conditions:

     1. In all sales of Shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for us or for any other Selected Dealer.

     2. Orders received from you will be accepted through us or on our behalf only at the net asset value applicable to each order, as set forth in the current Prospectus. The procedure relating to the handling of orders shall be subject to instructions which we or the Fund shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Fund in the sole discretion of either.

     3. You shall not place orders for any Shares unless you have already received purchase orders for such Shares at the applicable net asset values and subject to the terms hereof and of the Distribution Agreement and the Prospectus. You agree that you will not offer or sell any of the Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus (as then amended or supplemented) and will not furnish to any person any information relating to the Shares, which is inconsistent in any respect with the information contained in the Prospectus (as then amended or supplemented) or cause any advertisement to be published by radio or television or in any newspaper or posted in any public place or use any sales promotional material without our consent and the consent of the Fund.

     4. The Distributor will compensate you for sales of shares of the Fund and personal services to Fund shareholders by paying you a sales charge and/or other commissions, which may be in the form of a gross sales credit and/or an annual residual commission and/or service fee, under the terms and in the percentage amounts as may be in effect from time to time by the Distributor.

     5. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding; e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.

     6. If any Shares sold to you under the terms of this Agreement are repurchased by us for the account of the Fund or are tendered for redemption within seven business days after the date of the confirmation of the original purchase by you, it is agreed that you shall forfeit your right to, and refund to us, any commission received by you with respect to such Shares.

     7. No person is authorized to make any representations concerning the Shares or the Fund except those contained in the current Prospectus and in such printed information subsequently issued by us or the Fund as information supplemental to such Prospectus. In purchasing Shares through us you

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shall rely solely on the representations contained in the Prospectus and supplemental information above mentioned. Any printed information which we furnish you other than the Prospectus and the Fund's periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

     8. You agree to deliver to each of the purchasers making purchases from you a copy of the then current Prospectus at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the Fund. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the Prospectus, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.

     9. You are hereby authorized (i) to place orders directly with the Fund or its agent for shares of the Fund to be sold by us to you subject to the applicable terms and conditions governing the placement of orders for the purchase of Fund shares, as set forth in the Distribution Agreement, and (ii) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in the Distribution Agreement.

     10. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Shares entirely. Each party hereto has the right to cancel this agreement upon notice to the other party.

     11. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the distribution and redemption of Fund shares. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph in intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

     12. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association.

     13. Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

     14. All communications to us should be sent to the address shown below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

     15. This Agreement shall become effective as of the date of your acceptance hereof, provided that you return to us promptly a signed and dated copy.


                                        DW DISTRIBUTORS INC.



                                        By /s/ Sheldon Curtis
                                           ---------------------------
                                             (Authorized Signature)


Please return one signed copy
     of this agreement to:

DW Distributors Inc.
Two World Trade Center
New York, New York  10048

Accepted:

Firm Name:  Dean Witter Reynolds Inc.
            ----------------------------
By:     /s/ Charles A. Fiumefreddo
        --------------------------------
Address:    2 WTC
        --------------------------------
        New York, New York  10048
        --------------------------------
Date:   January 4, 1993
        --------------------------------

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